UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report
(Date of Earliest Event Reported):	Commission File Number:
April 28, 2006	0-51715

SPORT-HALEY, INC.

(Exact name of Registrant as specified in its charter)

Colorado	84-1111669
(State of incorporation)	(I.R.S. Employer
Identification Number)

4600 E. 48th Avenue

Denver, Colorado 80216

303/320-8800

(Address of principal executive

offices and telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02  Termination of a Material Definitive Agreement

On April 28, 2006, Sport-Haley, Inc. (the “Company”) provided notice to Caymus Partners, LLC (“Caymus”) of the Company’s intent to terminate Caymus’ engagement as the Company’s investment banking firm, which had been assisting the Company since December 2004 in exploring strategic alternatives to maximize shareholder value.  Since the expiration of the original agreement with Caymus in July 2005, the parties had continued the engagement on a month to month basis.  The termination of the engagement will be effective at the end of the month’s term, or May 14, 2006.

Item 8.01 Other Events

On April 28, 2006, Company issued a news release announcing the its Board of Directors has notified the investment banking firm of Caymus Partners LLC (“Caymus”) of the Board’s intent to terminate the Company’s agreement with Caymus, effective May 14, 2006.  A copy of this press release is attached hereto as Exhibit 99.1 and the information contained therein is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.                                                   Description

99.1                                                           News Release dated April 28, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPORT-HALEY, INC.

Date: May 2, 2006	By:	/s/ Patrick W. Hurley
Patrick W. Hurley, Chief Financial Officer